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EXHIBIT 3

FORM OF PROXY – COMMON SHARES
Annual and Special Meeting of Common Shareholders – April 27, 2004

The undersigned holder of common shares of PETRO-CANADA hereby appoints BRIAN F. MacNEILL, Chairman, or failing him, RON A. BRENNEMAN, President and Chief Executive Officer, or instead of either of them, .............................. as proxyholder of the undersigned for and in the name of and on behalf of the undersigned to attend, vote and act with full power of substitution, to vote and otherwise act for the undersigned in respect of all matters that may come before the ANNUAL AND SPECIAL MEETING OF COMMON SHAREHOLDERS OF THE CORPORATION TO BE HELD ON THE 27th DAY OF APRIL, 2004 and any adjournment thereof.

The said proxyholder is hereby specifically directed to vote for or against or to withhold from voting as indicated below and may vote in the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of meeting or other matters that may properly come before the meeting.

The Directors and management recommend Shareholders vote FOR matters 1., 2. and 3. below.

		Vote for	Withhold from voting		Vote for	Withhold from voting
1.	Election of Directors
	Ron A. Brenneman Angus A. Bruneau Gail Cook-Bennett Richard J. Currie Claude Fontaine Paul Haseldonckx	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	Thomas E. Kierans Brian F. MacNeill Maureen McCaw Paul D. Melnuk Guylaine Saucier William W. Siebens	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐
					Vote for	Withhold from voting
2.	Appointment of Deloitte & Touche LLP as Auditors of the Corporation				☐	☐
					Vote for	Vote against
3.	Special Resolution amending the Employee Stock Option Plan, as set out in Schedule "A" to the accompanying Management Proxy Circular.				☐	☐

The Directors and management recommend Shareholders vote AGAINST matters 4A and 4B below.

		Vote for	Vote against			Vote for	Vote against
4A.	Shareholder Proposal A	☐	☐	4B.	Shareholder Proposal B	☐	☐

The descriptions of the Shareholder Proposals are set out in Schedule "C" of the accompanying Management Proxy Circular.

If no choice is specified for any of the above matters, the proxyholder will vote "for" matters 1., 2. and 3. and "against" matters 4A and 4B.

Dated this day of , 2004.
Signature
Notes:
•	Please complete, date and sign this proxy and return it as soon as possible in the envelope provided.
•
The signature should agree with the name on the mailing label. Executors, administrators, trustees, attorneys or guardians should so indicate when signing. Where shares are owned by two or more persons, each must sign. If the beneficial owner of the shares is a corporation, this proxy must be signed by an officer or attorney thereof, duly authorized.
•	If this proxy is not dated in the above space, it shall be deemed to bear the date on which it was mailed to the beneficial owner of the shares.
•	This proxy should be read in conjunction with the Notice of Annual and Special Meeting and the accompanying Management Proxy Circular.
This proxy is solicited on behalf of management.
PLEASE COMPLETE AND RETURN IN THE ENVELOPE PROVIDED OR FAX TO CIBC MELLON TRUST COMPANY AT (416) 368-2502 by April 23, 2004.

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EXHIBIT 3
FORM OF PROXY - COMMON SHARES